CANADA BUSINESS COPORATIONS ACT


                                     FORM 4


                              ARTICLES OF AMENDMENT


                               (SECTION 27 OR 177)


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1.   Name of corporation: WORLDWIDE FIBER INC.

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2.   Corporation No.: 365115-1

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3.   The Articles of the above-named Corporation are amended as follows:


     I. Article 3. To change the authorized capital by:

     a. changing the designation of the existing Class "A" Common Voting Shares in the capital of the Corporation both issued and unissued to Class B Subordinate Voting Shares;

     b. cancelling:

     i.the Class "B" Common Voting Shares, none of which are issued;

     ii. "C" Common Non-Voting Shares, none of which are issued;

     iii. Class "I" Preferred Voting Shares, none of which are issued;

     iv. Class "II" Preferred Non-Voting Shares, none of which are issued; and

     v. Class "III" Preferred Non-Voting Shares, none of which are issued;



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     c. deleting in their entirety the rights, privileges, restrictions and conditions attaching to the Class "A" Common Voting Shares (redesignated the Class B Subordinate Voting Shares), the Class "B" Common Voting Shares, the Class "C" Common Non-Voting Shares, the Class "I" Preferred Voting Shares, the Class "II" Preferred Non-Voting Shares and the Class "III" Preferred Non-Voting Shares;

     d. creating:

     i. an unlimited number of Class A Non-Voting Shares;

     ii. an unlimited number of Class C Multiple Voting Shares;

     iii. an unlimited number of Preferred Shares, issuable in not more than three series;

     e. attaching to the Class A Non-Voting Shares, the Class B Subordinate Voting Shares, the Class C Multiple Voting Shares and the Preferred Shares the rights, privileges, restrictions and conditions set forth in Schedule I hereto.

     IA. Article 4. To attach a restriction on the transfer of shares, Article 4 to read as follows:


     The annexed Schedule II is incorporated herein.

     II. Immediately upon the filing of these Articles of Amendment, the Articles of the Corporation be amended, pursuant to section 27 of the Canada Business Corporations act by designating:

     i. 100,000,000,000 of the Preferred Shares as Series A Non-Voting Preferred Shares;

     ii. 100,000,000,000 of the Preferred Shares as Series B Subordinate Voting Preferred Shares; and

     iii. 45,000,000 of the Preferred Shares as Series C Redeemable Preferred Shares;


          having attached thereto the rights, privileges, restrictions and conditions set forth in Schedule I attached hereto.




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

     III. After giving effect to the foregoing, Article 3 shall read as follows:

     Article 3. - The classes and any maximum number of shares that the corporation is authorized to issue:


     an unlimited number of Class A Non-Voting Shares,

     an unlimited number of Class B Subordinate Voting Shares,

     an unlimited number of Class C Multiple Voting Shares,

     an unlimited number of Preferred Shares, of which the first series shall consist of 100,000,000,000 Series A Non-Voting Preferred Shares, the second series shall consist of 100,000,000,000 Series B Subordinate Voting Preferred Shares and the third series shall consist of 45,000,000 Series C Redeemable Preferred Shares.

     The shares shall have attached thereto the rights, privileges, restrictions and conditions set forth in Schedule I attached hereto.

     IV.  Article 5. To change the minimum and maximum number of directors,
          Article 5 therefore to read follows:

          Number (or minimum and maximum number) of directors: Minimum 4 - Maximum 12

     V. Article 8. To delete the wording in the existing Schedule II attached to and forming part of the Articles of Continuance and substituting therefore the wording set out in the annexed Schedule II, Article 8 therefore to read as follows:

          Other provisions, if any: The annexed Schedule II is incorporated herein.

Date                      Signature                         Title


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FOR DEPARTMENTAL USE ONLY
Filed:
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                                   SCHEDULE I


     The rights, privileges, restrictions and conditions attaching to each class of shares and each existing series of shares of the Corporation are as follows:


D. CLASS A NON-VOTING SHARES, CLASS B SUBORDINATE VOTING SHARES AND CLASS C MULTIPLE VOTING SHARES


     The Class A Non-Voting Shares, Class B Subordinate Voting Shares and Class C Multiple Voting Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

     1. DIVIDENDS

     4.1 Subject to any preference or priority as to the payment of dividends upon shares of any class or series ranking in priority to the Class A Non-Voting Shares, Class B Subordinate Voting Shares or Class C Multiple Voting Shares in respect of the payment of dividends, the holders of Class A Non-Voting Shares, Class B Subordinate Voting Shares and Class C Multiple Voting Shares shall, except as otherwise hereinafter provided, be entitled to participate equally with each other, share for share, as to dividends and the Corporation shall pay dividends thereon, as and when declared by the Board of Directors of the Corporation out of moneys properly applicable to the payment of dividends, in equal amounts per share and at the same time on each Class A Non-Voting Share, Class B Subordinate Voting Share and Class C Multiple Voting Share outstanding as at the respective record dates for the payment of such dividends.

     2. DISSOLUTION

     2.1 In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, all of the property and assets of the Corporation which remain, after payment of all amounts attributed and properly payable to the holders of any shares ranking in priority to the Class A Non-Voting Shares, Class B Subordinate Voting Shares and Class C Multiple Voting Shares in respect of payment upon liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, shall be paid or distributed equally, share for share, to the holders of the Class A Non-Voting Shares, Class B Subordinate Voting Shares and Class C Multiple Voting Shares, without preference or distinction outstanding as at the respective record dates for such payment.

     3. SUBDIVISION OR CONSOLIDATION

     3.1 None of the Class A Non-Voting Shares, Class B Subordinate Voting Shares or Class C Multiple Voting Shares shall be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the shares of each other such class is subdivided, consolidated, reclassified or otherwise changed equally, share for share, in the same proportion and in the same manner.

     4. VOTING RIGHTS

     4.1 Except as provided in the Canada Business Corporations Act, the holders of the Class A Non-Voting Shares shall not be entitled to vote at any meeting of the shareholders of the Corporation. The holders of the Class A Non-Voting Shares shall be entitled to receive notice of and to attend (in person or by proxy) and be heard at all meetings of the shareholders of the Corporation (other than separate meetings of the holders of the shares of any other class of shares of the Corporation or of the shares of any series of shares of any other class of shares of the Corporation).

     4.2 The holders of the Class B Subordinate Voting Shares shall be entitled, as such, to receive notice of and to attend (in person or by proxy) and be heard at all meetings of the shareholders of the Corporation (other than separate meetings of the holders of shares of any other class of shares of the Corporation or of shares of any series of shares of any other class of shares of the Corporation) and to vote at all such meetings and each holder of Class B Subordinate Voting Shares shall be entitled at any such meeting to one vote per Class B Subordinate Voting Share held by such holder as at the record date for such meeting, provided that if the Corporation proposes to (i) sell, lease or exchange all or substantially all of its property and assets to or with a person or persons other than one or more wholly owned subsidiaries of the Corporation, or (ii) liquidate, dissolve, wind up or distribute its assets among the shareholders of the Corporation for the purpose of winding up its affairs, each holder of Class B Subordinate Voting Shares shall be entitled to twenty votes per Class B Subordinate Voting Share held in respect of any such matter.

     4.3 The holders of the Class C Multiple Voting Shares shall be entitled, as such, to receive notice of and attend (in person or by proxy) and be heard at all meetings of the shareholders of the Corporation (other than separate meetings of the holders of shares of any other class of shares of the Corporation or any series of shares of such other class of shares of the Corporation) and to vote at all such meetings and each holder of Class C Multiple Voting Shares shall be entitled at any such meeting to twenty votes per Class C Multiple Voting Share held by such holder as at the record date for such meeting.



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

     5. CONVERSION OF CLASS A NON-VOTING SHARES INTO CLASS B SUBORDINATE VOTING SHARES

     5.1 Subject to compliance with the provisions of Section 5.2 of this Article A, each holder of Class A Non-Voting Shares shall be entitled at any time and from time to time to have all or any part of the Class A Non-Voting Shares held by such holder converted into fully paid and non-assessable Class B Subordinate Voting Shares upon the basis of one Class B Subordinate Voting Share for each Class A Non-Voting Share in respect of which the conversion right is exercised.

     5.2 Before any holder of Class A Non-Voting Shares shall be entitled to convert the same into Class B Subordinate Voting Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Class A Non-Voting Shares, together with a written notice to the Corporation stating therein: the name or names in which the certificate or certificates for Class B Subordinate Voting Shares are to be issued; the number of Class A Non-Voting Shares to be converted; and notice of such holder's election to convert such Class A Non-Voting Shares. After giving such notice in writing, the election of the holder of Class A Non-Voting Shares shall be irrevocable. The Corporation shall, within three (3) days of such written notice, issue and deliver at such office to such holder of Class A Non-Voting Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Class B Subordinate Voting Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class A Non-Voting Shares to be converted, and the person or persons entitled to receive the shares of Class B Subordinate Voting Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class B Subordinate Voting Shares as of such date. The issuance of certificates for Class B Subordinate Voting Shares, upon conversion of the Class A Non-Voting Shares, shall be made without charge to the holder but the holder shall pay any stamp, documentary or similar tax imposed on or in respect of such conversion. If less than all of the Class A Non-Voting Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing the number of Class A Non-Voting Shares represented by the original certificate which are not to be converted.

     5.3 The Corporation shall at no time close its transfer books against the transfer of any Class A Non-Voting Shares, or of any Class B Subordinate Voting Shares issuable upon the conversion of any Class A Non-Voting Shares, in any manner which interferes with the timely conversion of such Class A Non-Voting Shares, except as may be otherwise be required to comply with applicable laws or the provisions of Schedule II to these Articles.



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

     6. CONVERSION OF CLASS B SUBORDINATE VOTING SHARES INTO CLASS A NON-VOTING SHARES

     6.1 Subject to compliance with the provisions of Section 6.2 of this Article A, each holder of Class B Subordinate Voting Shares shall be entitled at any time and from time to time to have all or any part of the Class B Subordinate Voting Shares held by such holder converted into fully paid and non-assessable Class A Non-Voting Shares upon the basis of one Class A Non-Voting Share for each Class B Subordinate Voting Share in respect of which the conversion right is exercised.

     6.2 Before any holder of Class B Subordinate Voting Shares shall be entitled to convert the same into Class A Non-Voting Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Class B Subordinate Voting Shares, together with a written notice to the Corporation stating therein: the name or names in which the certificate or certificates for Class A Non-Voting Shares are to be issued; the number of Class B Subordinate Voting Shares to be converted; and notice of such holder's election to convert such Class B Subordinate Voting Shares. After giving such notice in writing, the election of the holder of Class B Subordinate Voting Shares shall be irrevocable. The Corporation shall, within three (3) days of such written notice, issue and deliver at such office to such holder of Class B Subordinate Voting Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Class A Non-Voting Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Subordinate Voting Shares to be converted, and the person or persons entitled to receive the shares of Class A Non-Voting Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Non-Voting Shares as of such date. The issuance of certificates for Class A Non-Voting Shares, upon conversion of the Class B Subordinate Voting Shares, shall be made without charge to the holder but the holder shall pay any stamp, documentary or similar tax imposed on or in respect of such conversion. If less than all of the Class B Subordinate Voting Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing the number of Class B Subordinate Voting Shares represented by the original certificate which are not to be converted.

     6.3 The Corporation shall at no time close its transfer books against the transfer of any Class B Subordinate Voting Shares, or of any Class A Non-Voting Shares issuable upon the conversion of any Class B Subordinate Voting Shares, in any manner which interferes with the timely conversion of such Class B Subordinate Voting Shares, except as may be otherwise be required to comply with applicable laws or the provisions of Schedule II to these Articles.



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

     7. CONVERSION OF CLASS B SUBORDINATE VOTING SHARES INTO SERIES A NON-VOTING PREFERRED SHARES

     7.1 Subject to compliance with the provisions of Section 7.2 of this Article A, at any time prior to September 9, 2000, each holder of Class B Subordinate Voting Shares shall be entitled at any time and from time to time to have all or any part of the Class B Subordinate Voting Shares held by such holder converted into fully paid and non-assessable Series A Non-Voting Preferred Shares. Upon conversion, each Class B Subordinate Voting Share in respect of which the conversion right is exercised pursuant to this Section 7.1 will be converted into a number of Series A Preferred Shares equal to the Class B Conversion Ratio. For the purposes of this Section 7.1, "Class B Conversion Ratio" shall initially equal one and shall automatically adjust so that it is always equal to the inverse of the Conversion Ratio as defined in Section 1.13 of Article C.

     7.2 Before any holder of Class B Subordinate Voting Shares shall be entitled to convert the same into Series A Non-Voting Preferred Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Class B Subordinate Voting Shares, together with a written notice to the Corporation stating therein: the name or names in which the certificate or certificates for Series A Non-Voting Preferred Shares are to be issued; the number of Class B Subordinate Voting Shares to be converted; and notice of such holder's election to convert such Class B Subordinate Voting Shares. After giving such notice in writing, the election of the holder of Class B Subordinate Voting Shares shall be irrevocable. The Corporation shall, within three (3) days of such written notice, issue and deliver at such office to such holder of Class B Subordinate Voting Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Series A Non-Voting Preferred Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Subordinate Voting Shares to be converted, and the person or persons entitled to receive the shares of Series A Non-Voting Preferred Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Series A Non-Voting Preferred Shares as of such date. The issuance of certificates for Series A Non-Voting Preferred Shares, upon conversion of the Class B Subordinate Voting Shares, shall be made without charge to the holder but the holder shall pay any stamp, documentary or similar tax imposed on or in respect of such conversion. If less than all of the Class B Subordinate Voting Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing the number of Class B Subordinate Voting Shares represented by the original certificate which are not to be converted.



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

     7.3 The Corporation will at no time close its transfer books against the transfer of any Class B Subordinate Voting Shares, or of any Series A Non-Voting Preferred Shares issued or issuable upon the conversion of any Class B Subordinate Voting Shares, in any manner which interferes with the timely conversion of such Class B Subordinate Voting Shares, except as may otherwise be required to comply with applicable laws or the provisions of Schedule II to these Articles.

     7.4 No fractional shares shall be issued upon the conversion of the Class B Subordinate Voting Shares and the number of Series A Non-Voting Preferred Shares to be issued shall be rounded down to the nearest whole share. No payment shall be made in respect of any unissued or rounded fraction. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Class B Subordinate Voting Shares the holder is at the time converting into Series A Non-Voting Preferred Shares and the number of Series A Non-Voting Preferred Shares issuable upon such aggregate conversion.

     8. CONVERSION OF CLASS C MULTIPLE VOTING SHARES INTO CLASS A NON-VOTING SHARES AND/OR CLASS B SUBORDINATE VOTING SHARES

     8.1 Subject to compliance with the provisions of Section 8.2 of this Article A, each holder of Class C Multiple Voting Shares shall be entitled at any time and from time to time to have all or any part of the Class C Multiple Voting Shares held by such holder converted into fully paid and non-assessable Class A Non-Voting Shares or Class B Subordinate Voting Shares upon the basis of one Class A Non-Voting Share or one Class B Subordinate Voting Share for each Class C Multiple Voting Share for which the conversion right provided for in this Section 8.1 is exercised, as specified by the holder of the Class C Multiple Voting Shares in the notice in writing given to the Corporation or any transfer agent in exercise of such conversion right.

     8.2 Before any holder of Class C Multiple Voting Shares shall be entitled to convert the same into Class A Non-Voting Shares and/or Class B Subordinate Voting Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Class C Multiple Voting Shares, together with a written notice to the Corporation stating therein: the name or names in which the certificate or certificates for Class A Non-Voting Shares and/or Class B Subordinate Voting Shares are to be issued; the number of Class C Multiple Voting Shares to be converted; notice of such holder's election to convert such Class C Multiple Voting Shares; and the number of Class A Non-Voting Shares and/or Subordinate Voting Shares into which the Class C Multiple Voting Shares are to be converted. After giving such notice in writing, the election of the



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holder of Class C Multiple Voting Shares shall be irrevocable. The Corporation shall, within three (3) days of such written notice, issue and deliver at such office to such holder of Class C Multiple Voting Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Class A Non-Voting Shares and/or Class B Subordinate Voting Shares, as the case may be, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class C Multiple Voting Shares, to be converted, and the person or persons entitled to receive the shares of Class A Non-Voting Shares and/or Class B Subordinate Voting Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Non-Voting Shares and/or Class B Subordinate Voting Shares, as the case may be, as of such date. The issuance of certificates for Class A Non-Voting Shares and/or Class B Subordinate Voting Shares, upon conversion of the Class C Multiple Voting Shares shall be made without charge to the holder but the holder shall pay any stamp, documentary or similar tax imposed on or in respect of such conversion. If less than all of the Class C Multiple Voting Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing the number of Class C Multiple Voting Shares represented by the original certificate which are not to be converted.

     8.3 The Corporation will at no time close its transfer books against the transfer of any Class C Multiple Voting Shares, or of any Class B Subordinate Voting Shares or Class A Non-Voting Shares issuable upon the conversion of any Class C Multiple Voting Shares, in any manner which interferes with the timely conversion of such Class C Multiple Voting Shares, except as may otherwise be required to comply with applicable laws.


E.   PREFERRED SHARES


     The rights, privileges, restrictions and conditions attaching to the Preferred Shares, as a class, are as follows:

     1. DIRECTORS' AUTHORITY TO ISSUE ONE OR MORE SERIES

     1.1 The Board of Directors of the Corporation may issue the Preferred Shares at any time and from time to time in not more than three series. Before the first shares of a particular series are issued, the Board of Directors of the Corporation shall fix the number of shares in such series and shall determine, subject to the limitations set out in the Articles, the designation, rights, privileges, restrictions and conditions to attach to the shares of such series including, without limiting the generality of the foregoing, the rate or rates, amount or method or methods of calculation of preferential dividends, whether cumulative or



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non-cumulative or partially cumulative, and whether such rate(s), amount or method(s) of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the redemption price and terms and conditions of redemption (if any), the rights of retraction (if any), and the prices and other terms and conditions of any rights of retraction and whether any additional rights of retraction may be vested in such holders in the future, voting rights and conversion or exchange rights (if any) and any sinking fund, purchase fund or other provisions attaching thereto. Before the issue of the first shares of a series, the Board of Directors of the Corporation shall send to the Director (as defined in the Canada Business Corporations Act) articles of amendment in the prescribed form containing a description of such series including the designation, rights, privileges, restrictions and conditions determined by the directors.

     2. RANKING OF PREFERRED SHARES

     2.1 No rights, privileges, restrictions or conditions attaching to a series of Preferred Shares shall confer upon a series a priority in respect of dividends or return of capital over any other series of Preferred Shares then outstanding. The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority in the payment of dividends and the return of capital and the distribution of assets of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

     2.2 The Preferred Shares shall be entitled to priority over the Common Shares (as defined in Article C) of the Corporation and over any other shares of any other class of the Corporation ranking junior to the Preferred Shares with respect to priority in the payment of dividends and the return of capital and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

     2.3 The Preferred Shares of any series may also be given such other preferences, not inconsistent with the provisions hereof, over the Common Shares and over any other shares ranking junior to the Preferred Shares as may be determined in the case of such series of Preferred Shares.

     3. VOTING RIGHTS

     3.1 Except as otherwise provided by law or in accordance with any voting rights which may from time to time be attached to any series of Preferred Shares, the holders



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of the Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.


F.   SERIES A NON-VOTING PREFERRED SHARES


     1. SERIES RIGHTS

     1.1 Designation and Number

     The first series of Preferred Shares shall consist of 100,000,000,000 Preferred Shares, which shares shall be designated as Series A Non-Voting Preferred Shares (the "Series A Non-Voting Preferred Shares") and which, in addition to the rights, privileges, restrictions and conditions attached to the Preferred Shares as a class, shall have attached thereto the rights, privileges, restrictions and conditions as set forth herein. The Corporation shall only issue Series A Non-Voting Preferred Shares pursuant to the Purchase Agreement or upon the conversion of Series B Subordinate Voting Preferred Shares or upon the conversion of the Class B Subordinate Voting Shares in compliance with the terms of the Shareholders Agreement.

     1.2 Dividends

     The holders of Series A Non-Voting Preferred Shares shall be entitled to receive dividends equivalent on a per share basis to any dividends declared, paid, issued or distributed with respect to shares of Common Shares into which such share of Series A Non-Voting Preferred Shares could be converted pursuant to the provisions of Section 1.6 of this Article C, on the record date for the determination of holders of Common Shares entitled to such dividends. The Board of Directors may not declare, and the Corporation shall not pay, issue or distribute, any dividend on any Common Shares unless simultaneously the Board of Directors declares, and the Corporation pays, issues or distributes the dividend on the Series A Non-Voting Preferred Shares specified in the first sentence of this Section 1.2. The holders of Series A Non-Voting Preferred Shares shall not be entitled to any dividend other than, or in excess of, the dividends as hereinbefore provided.

     1.3 Voting Rights

     Except as required by law or otherwise provided for in this Article C, the holders of the Series A Non-Voting Preferred Shares shall not be entitled to vote at any meeting of the shareholders of the Corporation. The holders of the Series A Non-Voting Preferred Shares shall be entitled to receive notice of and to attend (in person or by proxy) and be heard at all



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

meetings of the shareholders of the Corporation (other than separate meetings of the holders of the shares of any other class of shares of the Corporation or of the shares of any series of shares of any other class of shares of the Corporation).

     1.4 Retired Shares

     Any Series A Non-Voting Preferred Shares converted, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. None of such Series A Non-Voting Preferred Shares shall be reissued by the Corporation.

     1.5 Liquidation, Dissolution or Winding Up

     (1) Upon (i) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (ii) a sale of all or substantially all of the assets of the Corporation or (iii) a reorganization of the Corporation required by any court or administrative body in order to comply with any provision of law (each of the events referred to in clauses (i), (ii) and (iii) being referred to as a "Liquidation"), the holders of Series A Non-Voting Preferred Shares shall be entitled to receive and to be paid out of assets of the Corporation available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the greater of (i) the Series A Non-Voting Liquidation Value with respect to each such outstanding Series A Non-Voting Preferred Share, and (ii) the amount which would have been paid in such Liquidation, based upon the number of Class A Non-Voting Shares into which a Series A Non-Voting Preferred Share could be converted pursuant to the provisions of Section 1.6 of this Article C. If, upon any Liquidation of the Corporation, the assets of the Corporation available for distribution shall be insufficient to pay in full the Series A Non-Voting Liquidation Value with respect to each outstanding Series A Non-Voting Preferred Share, then such assets shall be distributed among the holders of Series A Non-Voting Preferred Shares ratably in accordance with the respective amounts that would be payable on such Series A Non-Voting Preferred Shares if such assets were sufficient to permit payment in full of all amounts payable thereon.

     (2) After the payment to the holders of Series A Non-Voting Preferred Shares of the full amount of the liquidating distribution to which they are entitled under this Section 1.5, the holders of the Series A Non-Voting Preferred Shares as such shall have no right or claim to any of the remaining assets of the Corporation and shall not be entitled to share in any further distribution of assets of the Corporation.

     (3) Any consolidation, merger or other business combination of the Corporation with or into any other Person (as defined in Section 1.13 of this Article C) or Persons shall be deemed to be a Liquidation for purposes of this
Section 1.5, except for any
such merger, consolidation or other business combination where, after the completion of such transaction, the holders of voting shares in the capital of the Corporation immediately prior to such merger, consolidation or other business combination will beneficially own a majority of the voting shares in the capital of the surviving or acquiring entity. Notwithstanding the foregoing, no consolidation, merger or other business combination of the Corporation with or into any other Person shall be deemed to be a Liquidation for the purposes of this Section 1.5 if the holders of not less than 85% of the issued and outstanding Series A Non-Voting Preferred Shares waive in writing the provisions of this Section 1.5 with respect to such event.

     (4) "Series A Non-Voting Liquidation Value" determined as of any date shall mean, in respect of each Series A Non-Voting Preferred Share, the sum of (A) an amount equal to the Initial Purchase Price plus an amount equal to six percent (6%) of the Initial Purchase Price, compounded annually on each anniversary of the Initial Issue Date prior to the date of determination and (B) all declared but unpaid dividends per Series A Non-Voting Preferred Shares, if any. The Series A Non-Voting Liquidation Value shall also be subject to adjustment as provided in Section 1.5(6) of this Article C.

     (5) Notwithstanding the foregoing, (i) the rate of six percent (6%) referred to in Clause (A) of Section 1.5(4) of this Article C shall be read as eight percent (8%) from such time and as long as an Event of Default shall have occurred and be continuing and (ii) no amount shall be added to the Initial Purchase Price pursuant to clause (A) of Section 1.5(4) of this Article C if the Corporation shall consummate a Qualified IPO prior to the first anniversary of the Initial Issue Date.

     (6) The Series A Non-Voting Liquidation Value shall be multiplied by a factor equal to the sum of (x) 1.00 and (y) the Additional Issuance Ratio if and for so long as the Corporation is in default in the performance of or compliance with Section 1.4(a), 1.4(b) or 1.4(c) of the Purchase Agreement.

     1.6 Conversion

     (1) If a Conversion Event occurs, each Series A Non-Voting Preferred Share may, at the option of the Corporation, and in compliance with the provisions of
Section 1.6(4) of this Article C, be converted into a number of Class A Non-Voting Shares equal to the Conversion Ratio. In addition, at the option of the holder of any Series A Non-Voting Preferred Shares, such holder shall have the right, at any time and from time to time, by written notice to the Corporation, to convert each Series A Non-Voting Preferred Share owned by such holder into (a) a number of Class A Non-Voting Shares equal in the aggregate to the Conversion Ratio or (b) Series B Subordinate Voting Preferred Shares on a one for one basis, in each case without payment of any additional consideration.

     (2) The Conversion Ratio, determined at any time, shall equal one (1.00) plus an adjustment equal to six percent (6%) of the Conversion Ratio, compounded annually on each anniversary of the Initial Issue Date prior to the date of determination but, from such time and as long as an Event of Default shall have occurred and be continuing, the rate of six percent (6%) referred to above in this Section 1.6(2) shall be read as eight percent (8%); provided, however, that if the Corporation consummates a Qualified IPO prior to the first anniversary of the Initial Issue Date then no adjustment shall be made pursuant to this sentence. The Conversion Ratio shall also be adjusted as provided below in this
Section 1.6(2). The Conversion Ratio shall be multiplied by a factor equal to the sum of (x) 1.00 and (y) the Additional Issuance Ratio if and for so long as the Corporation is in default in the performance of or compliance with Section 1.4(a), 1.4(b) or 1.4(c) of the Purchase Agreement. The Conversion Ratio shall also be subject to adjustment from time to time as follows:

     (a) If the Corporation at any time or from time to time after the Initial Issue Date (A) pays any dividend or makes any distribution in additional Common Shares of the Corporation or of securities convertible into, or exchangeable or exercisable for, shares of Common Shares of the Corporation, (B) subdivides the outstanding Common Shares, (C) combines the outstanding Common Shares into a smaller number of shares or (D) issues by reclassification of the Common Shares any shares in the capital of the Corporation, then, and in each such case, the Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of Series A Non-Voting Preferred Shares thereafter convertible into Class A Non-Voting Shares pursuant to this Section 1.6 of this Article C shall be entitled to receive the number and type of Class A Non-Voting Shares or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series A Non-Voting Preferred Shares been converted into Class A Non-Voting Shares immediately prior to the happening of such event or the record date therefore, whichever is earlier. An adjustment made pursuant to this clause (a) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of Common Shares entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

     (b) If the Corporation issues to all (or substantially all) holders of Common Shares any rights or subscriptions to purchase Common Shares or Common Share Equivalents after the Initial Issue Date at a price per Common Share (or having a conversion or exercise price per share in the case of Common Share Equivalents) of less than either (i) the Series A Non-Voting Liquidation Value or (ii) the Market Price of the Common Shares on the earlier of the date of such issuance or the record date therefor (the "Applicable Date") then, in each such case the Conversion Ratio shall be adjusted by multiplying
(A) the Conversion Ratio in effect at the close of business on the day immediately prior to the Applicable Date by (B) a fraction, the numerator of which shall be the sum of (1) the number of Common Shares outstanding at the close of business on the date immediately prior to the Applicable Date and (2) the number of additional Common Shares issued or issuable upon acceptance, conversion, exchange or exercise of such rights or subscriptions (or upon conversion, exchange or exercise of Common Share Equivalents issued or issuable pursuant to such rights or subscriptions), and the denominator of which shall be the sum of (x) the number of Common Shares outstanding at the close of business on the date immediately prior to the Applicable Date and (y) the number of Common Shares which would be purchasable for the aggregate consideration received by the Corporation upon issuance of such Common Shares or Common Share Equivalents or receivable by the Corporation for the total number of Common Shares issuable upon acceptance, conversion, exchange or exercise of such rights or subscriptions (or upon conversion, exchange or exercise of Common Share Equivalents issued or issuable pursuant to such rights or subscriptions) if the price per share for such purchase, conversion, exchange or exercise was equal to the greater of (i) the Series A Non-Voting Liquidation Value or (ii) the Market Price of the Common Shares as of the Applicable Date. An adjustment made pursuant to this clause (b) shall become effective immediately after the close of business on the Applicable Date.

     (c) Except with respect to Deemed Outstanding Securities (as defined below), if the Corporation issues any Common Shares (or Common Share Equivalents) after the Initial Issue Date at a price per Common Share (or having a conversion or exercise price per share in the case of Common Share Equivalents) of less than either (i) the Series A Non-Voting Liquidation Value or (ii) the Market Price of the Common Shares on the date of issuance of such Common Shares (or Common Share Equivalents), then, in each such case, the Conversion Ratio shall be adjusted by multiplying (A) the Conversion Ratio in effect at the close of business on the day immediately prior to the date of issuance of such Common Shares (or Common Share Equivalents) by (B) a fraction, the numerator of which shall be the sum of (l) the number of Common Shares outstanding at the close of business on the date immediately prior to the date of issuance of such Common Shares (or Common Share Equivalents) and (2) the number of such additional Common Shares and the number of Common Shares issued or issuable upon conversion, exchange or exercise of such Common Share Equivalents, and the denominator of which shall be the sum of (x) the number of Common Shares outstanding on the date immediately prior to the date of issuance of such Common Shares (or Common Share Equivalents) and (y) the number of Common Shares which would be purchasable for the aggregate consideration received by the Corporation upon issuance of such Common Shares or Common Share Equivalents or receivable by the Corporation for the total number of Common Shares issuable or issuable upon conversion, exchange or exercise of Common Share Equivalents if the price per share for such purchase, conversion, exchange or exercise was equal to the greater of (i) the Series A Non-Voting Liquidation Value or (ii) the Market Price of the Common Shares as of the date of issuance of such Common Shares (or Common Share Equivalents). An adjustment made pursuant to this clause (c) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. "Deemed Outstanding Securities" shall mean (i) the stock options and Class A Non-Voting Shares to be issued upon the exercise of such stock options, initially issued or issuable, or Permitted Reissued Options (as defined in the Purchase Agreement) pursuant to the 1998 Long Term Incentive and Share Award Plan (Amended) of the Corporation exercisable for a maximum of 4,445,813 Class A Non-Voting Shares; (ii) any Series A Non-Voting Preferred Shares issued pursuant to the Purchase Agreement or any Class A Non-Voting Shares or Series B Subordinate Voting Preferred Shares issued on the conversion of the Series A Non-Voting Preferred Shares; (iii) 4,500,000 Common Shares issued, or to be issued, in consideration for the acquisition by the Corporation of fiber assets and related rights and obligations from Ledcor Industries Limited or Ledcor Industries Inc. under the amended and restated Share Purchase Agreement dated September 7, 1999 between Ledcor Industries Limited, Ledcor Industries Inc. and the Corporation; (iv) any Class A Non-Voting Shares issued on conversion of the Series B Subordinate Voting Shares; (v) any Common Shares or Common Share Equivalent issued pursuant to any Minority Roll-Up Transaction; or (vi) any Common Shares, or Common Share Equivalents issued pursuant to an event described in clauses (a) or (b) of this Section 1.6(2).

     (d) For purposes of this Section 1.6(2) the aggregate consideration receivable by the Corporation in connection with the issuance of Common Shares and/or Common Share Equivalents shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties, if any) of all such Common Shares and/or Common Share Equivalents plus the minimum aggregate amount, if any, payable upon conversion, exchange or exercise of any such Common Share Equivalents. Upon the expiration or termination of any unconverted, unexchanged or unexercised Common Share Equivalents for which an adjustment has been made pursuant to clause (b) or clause (c) of this Section 1.6(2), the adjustments shall forthwith be reversed to effect such Conversion Ratio as would have been in effect at the time of such expiration or termination had such Common Share Equivalents, to the extent outstanding immediately prior to such expiration or termination, never been issued. The consideration received by the Corporation in connection with the sale or issuance of Common Shares (or Common Share Equivalents) shall be computed as follows:

     (A) insofar as such consideration consists of cash, such consideration shall equal the aggregate amount of cash received by the Corporation prior to amounts paid or payable for accrued interest or accrued dividends and prior to any commissions or expenses paid by the Corporation;

     (B) insofar as such consideration consists of property other than cash, such consideration shall be calculated at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors, which shall be based upon a written opinion of an investment banking or appraisal firm of national standing in the United States if such consideration is given a value exceeding $10 million; and

     (C) in the event Common Shares or Common Share Equivalents are issued together with other securities or other assets of the Corporation for consideration that is allocable to both such Common Shares and Common Share Equivalents, and to such other securities and assets, the portion of such consideration allocable to such Common Shares or Common Share Equivalents shall be that set forth in the instruments and agreements issued or entered into in connection with such transaction, and if no such allocation is so set forth, then the portion of such consideration allocable to such Common Shares or Common Share Equivalents, calculated as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

     (e) For purposes of this Section 1.6(2) the number of Common Shares at any time outstanding shall mean the aggregate of all Common Shares then outstanding (other than any Common Shares then owned or held by or for the account of the Corporation).

     (f) If the Corporation shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend or other distribution and shall thereafter, and before such dividend or distribution is paid or delivered to shareholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Ratio then in effect shall be made by reason of the taking of such record, and any such adjustment previously made as a result of the taking of such record shall be reversed.

     (3) Subject to compliance with the provisions of Section 1.6(5) of this Article C, each holder of Series A Non-Voting Preferred Shares shall be entitled at any time and from time to time to have all or any part of the Series A Non-Voting Preferred Shares held by such holder converted into validly issued, fully paid and non-assessable Series B Subordinate Voting Preferred Shares upon the basis of one Series B Subordinate Voting Preferred Share for each Series A Non-Voting Preferred Share in respect of which the conversion right is exercised.

     (4) (a) Before the Corporation shall be entitled to convert Series A Non-Voting Preferred Shares into Class A Non-Voting Shares pursuant to Section 1.6(1) of this Article C, the Corporation shall not less than 10 days and not more than 20 days before the date specified for conversion (the "Conversion Date") send by prepaid first class mail or deliver to the registered address of each person who at the date not more than 7 days prior to the date of mailing or delivery is a registered holder of Series A Non-Voting Preferred Shares to be converted a notice in writing of the intention of the Corporation to convert the Series A Non-Voting Preferred Shares registered in the name of such holder. Accidental failure or omission to give such notice to one (1) or more holders shall not affect the validity of such conversion, but upon such failure or omission being discovered notice shall be given forthwith to such holder or holders and such notice shall have the same force and effect as if given in due time. Such notice shall set out the number of Series A Non-Voting Preferred Shares held by the person to whom it is addressed which are to be converted, the Conversion Ratio, the Conversion Date and the place or places at which holders of Series A Non-Voting Preferred Shares may present and surrender such shares for conversion. After the giving of such notice in writing, the election of the Corporation shall be irrevocable.

     (b) Within three (3) days following the Conversion Date, the Corporation shall, on presentation and surrender of the certificate or certificates representing the Series A Non-Voting Preferred Shares called for conversion at the place or places specified in the notice of conversion, issue and deliver to such holder of Series A Non-Voting Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Class A Non-Voting Shares entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date, and the person or persons entitled to receive the Class A Non-Voting Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Non-Voting Shares as of such date. The issuance of certificates for Class A Non-Voting Shares, upon conversion of the Series A Non-Voting Preferred Shares, shall be made without charge to the holder but the holder shall pay any governmental or other tax imposed on or in respect of such conversion. If less than all of the Series A Non-Voting Preferred Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing the number of Series A Non-Voting Preferred Shares represented by the original certificate which are not to be converted.

     (c) The Corporation shall have the right at any time on or after the Conversion Date to deposit the certificate or certificates representing Class A Non-Voting Shares into trust for holders of the Series A Non-Voting Preferred Shares called for conversion, which have not at the date of such deposit been surrendered in connection with such conversion. Certificates deposited into trust shall be held by the Corporation or other designated person named in the notice of conversion or in a subsequent notice to the registered holders of the Series A Non-Voting Preferred Shares in respect of which the deposit was made. Upon such deposit being made, the Series A Non-Voting Preferred Shares in respect of which such deposit shall have been made shall be deemed to have been converted and the rights of the holders thereof after such deposit or such Conversion Date, as the case may be shall be, limited to receiving the certificate or certificates representing the Class A Non-Voting Shares to which they are entitled upon presentation and surrender of the certificate or certificates representing the Series A Non-Voting Preferred Shares being converted.

     (5) Before any holder of Series A Non-Voting Preferred Shares shall be entitled to convert the same into Class A Non-Voting Shares or Series B Subordinate Voting Preferred Shares such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Non-Voting Preferred Shares, together with a written notice to the Corporation stating therein: the name or names in which the certificate or certificates for Common Shares or Preferred Shares are to be issued; the number of Series A Non-Voting Preferred Shares to be converted; and notice of such holder's election to convert such Series A Non-Voting Preferred Shares. After giving such notice in writing, the election of the holder of Series A Non-Voting Preferred Shares shall be irrevocable although may be subject to the condition described below when the conversion is in connection with an underwritten public offering. The Corporation shall, within three (3) days of such written notice, issue and deliver at such office to such holder of Series A Non-Voting Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Class A Non-Voting Shares or Series B Subordinate Voting Preferred Shares, as the case may be, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series A Non-Voting Preferred Shares to be converted, and the person or persons entitled to receive the shares of Class A Non-Voting Shares or Series B Subordinate Voting Preferred Shares, as the case may be, issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Non-Voting Shares or Series B Subordinate Voting Preferred Shares, as the case may be, as of such date. If the conversion is in connection with an underwritten public offering of securities (other than a Qualified IPO), the conversion into Common Shares may, at the option of any holder tendering Series A Non-Voting Preferred Shares for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Shares upon conversion of the Series A Non-Voting Preferred Shares shall not be deemed to have converted such Series A Non-Voting Preferred Shares until immediately prior to the closing of such sale of securities. The issuance of certificates for Class A Non-Voting Shares or Series B Subordinate Voting Preferred Shares, as the case may be, upon conversion of the Series A Non-Voting Preferred Shares shall be made without charge to the holder but the holder shall pay any stamp, documentary or similar tax imposed on or in respect of such conversion. If less than all of the Series A Non-Voting Preferred Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing the number of Series A Non-Voting Preferred Shares which are not to be converted.

     (6) The Corporation shall at no time close its transfer books against the transfer of any Series A Non-Voting Preferred Shares, or of any Class A Non-Voting Shares or Series B Subordinate Voting Preferred Shares issuable upon the conversion of any Series A Non-Voting Preferred Shares, in any manner which interferes with the timely conversion of such Series A Non-Voting Preferred Shares, except as may otherwise be required to comply with applicable laws or the provisions of Schedule II to these Articles.

     (7) As used in this Section 1.6 the term "Class A Non-Voting Shares" shall mean and include the Corporation's Class A Non-Voting Shares as constituted on the Initial Issue Date, and shall also include any shares of any class of the capital of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends nor be entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation provided that the Class A Non-Voting Shares receivable upon conversion of Series A Non-Voting Preferred Shares shall include only shares designated as Class A Non-Voting Shares of the Corporation on the Initial Issue Date, or in case of any reorganization or reclassification of the outstanding shares thereof, the shares, securities or assets to be issued in exchange for such Class A Non-Voting Shares pursuant thereto.

     (8) If the Corporation shall be a party to any transaction including without limitation, an amalgamation, arrangement, consolidation, sale of all or substantially all of the Corporation's assets or a reorganization, reclassification or recapitalization of the capital of the Corporation but excluding any transaction for which provision for adjustment is otherwise made in this Section 1.6 (each of the foregoing being referred to as a "Transaction"), in each case, as a result of which Class A Non-Voting Shares are converted into the right to receive shares, securities or other property (including, without limitation, cash or any combination thereof), each Series A Non-Voting Preferred Share shall thereafter be convertible into the number of shares or other securities or property to which a holder of the number of Class A Non-Voting Shares of the Corporation deliverable upon conversion of such Series A Non-Voting Preferred Shares would have been entitled upon such Transaction; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions set forth in this Section 1.6 with respect to the rights and interest thereafter of the holders of the Series A Non-Voting Preferred Shares, to the end that the provisions set forth in this Section 1.6 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other property thereafter deliverable upon the conversion of the Series A Non-Voting Preferred Shares. The Corporation shall not effect any Transaction unless prior to or simultaneously with the consummation thereof the Corporation or purchaser, as the case may be, shall provide in its charter document that each Series A Non-Voting Preferred Share shall be converted into such shares, securities or property as, in accordance with the foregoing provisions, each such holder is entitled to receive. The provisions of this Section 1.6(8) shall similarly apply to successive Transactions.

     (9) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Non-Voting Preferred Shares, and the number of Common Shares to be issued shall be rounded down to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Non-Voting Preferred Shares the holder is at the time converting into Common Shares or Series B Subordinate Voting Preferred Shares and the number of Common Shares or Series B Subordinate Voting Preferred Shares issuable upon such aggregate conversion.

     (10) If an event not specified in this Section 1.6 occurs that has substantially the same economic effect on the Series A Non-Voting Preferred Shares as those specifically enumerated above in this Section 1.6, then this
Section 1.6 shall be construed liberally, mutatis mutandis, in order to give the holders of Series A Non-Voting Preferred Shares the intended benefit of the protections provided under this Section 1.6. In such event, the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Ratio so as to protect the rights of the holders of Series A Non-Voting Preferred Shares; provided that no such adjustment shall increase or decrease the Conversion Ratio as otherwise determined pursuant to this Section 1.6 or decrease the number of Class A Non-Voting Shares issuable upon conversion of each Series A Non-Voting Preferred Share.

     (11) The Corporation will not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, and will at all times in good faith assist in the carrying out of all the provisions of this Section 1.6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Non-Voting Preferred Shares against impairment.

     (12) All calculations under this Section 1.6 shall be made to (a) the nearest cent or (b) the nearest one hundredth of a share or (c) the nearest one percent, as the case may be.

     1.7 Notice of Certain Events

     In case, at any time while any Series A Non-Voting Preferred Shares are outstanding,

     (1) the Corporation shall declare a dividend (or any other distribution) on its Common Shares;

     (2) the Corporation shall authorize the issuance to the holders of its Common Shares, of Common Share Equivalents, or rights or warrants to subscribe for or purchase Common Shares or of any other subscriptions rights or warrants;

     (3) the Corporation shall authorize any reorganization, reclassification or recapitalization of its Common Shares;

     (4) the Corporation shall authorize the consolidation or merger of the Corporation into or with any other person, the sale or transfer of all or substantially all of its business or assets to another person, or any other similar business combination or transaction; or

     (5) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up on the Corporation,

then the Corporation shall promptly deliver to the transfer agent of the Series A Non-Voting Preferred Shares, if any, and to each of the holders of Series A Non-Voting Preferred Shares at their last addresses as they shall appear on the register for the Series A Non-Voting Preferred Shares, at least 15 days before the date hereafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice describing such event and stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, reorganization, recapitalization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

     1.8 Reports as to Adjustment

     Upon any adjustment of the Conversion Ratio then in effect pursuant to the provisions of Section 1.6 of this Article C then, and in each such case, the Corporation shall promptly deliver to each of the holders of the Series A Non-Voting Preferred Shares, a certificate signed by an officer of the Corporation setting forth in reasonable detail the event requiring the adjustment, the method by which such adjustment was calculated and the

Conversion Ratio then in effect following such Adjustment. Where appropriate, such notice to holders of the Series A Non-Voting Preferred Shares may be given in advance.

     1.9 Mandatory Redemption

     On November 2, 2009 (the "Redemption Date"), the Corporation shall redeem all the Series A Non-Voting Preferred Shares then outstanding and not theretofore surrendered for conversion, as follows: Thirty days prior to the Redemption Date, the Corporation shall give written notice to all holders of Series A Non-Voting Preferred Shares which shall specify the Redemption Date. For each Series A Non-Voting Preferred Share which is to be redeemed, the Corporation shall be obligated on the Redemption Date to pay and deliver share certificates to the holder thereof (upon surrender by such holder at the Corporation's principal executive office of the certificate representing such share or an Affidavit of Loss with respect thereto) (a) an amount in immediately available funds equal to the Series A Non-Voting Liquidation Value, and (b) such number of Class A Non-Voting Shares as have an aggregate Market Price (as determined on the day immediately before the Redemption Date) equal to the excess of the Market Price (as determined on the day immediately before the Redemption Date) of the Series A Non-Voting Preferred Share over the Series A Non-Voting Liquidation Value. All Class A Non-Voting Shares shall, when issued as contemplated herein, be validly issued, fully paid and non-assessable. If the funds of the Corporation legally available for redemption of the Series A Non-Voting Preferred Shares on the Redemption Date are insufficient to redeem the total number of such shares to be redeemed on such date, then those funds which are legally available shall be used to redeem the maximum possible number of such shares ratably among the holders thereof, based upon the aggregate Series A Non-Voting Liquidation Value of such Series A Non-Voting Preferred Shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series A Non-Voting Preferred Shares, such funds shall immediately be used to redeem on a similar ratable basis the balance of such shares. Notwithstanding the foregoing, each holder of Series A Non-Voting Preferred Shares shall be entitled to convert all or any portion of such holder's shares pursuant to Section 1.6 of this Article C prior to the Redemption Date and thereafter until such Series A Non-Voting Preferred Shares are redeemed.

     1.10 Reservation of Shares Issuable Upon Conversion

     The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Non-Voting Shares and out of its authorized but unissued Preferred Shares solely for the purpose of effecting the conversion of the issued or issuable Series A Non-Voting Preferred Shares, such number of its Class A Non-Voting Shares and Series B Subordinate Voting Preferred Shares, as the case may be, as shall from time to time be sufficient to effect the conversion of all outstanding Series A Non-Voting Preferred Shares, and if at any time the number of authorized but unissued Class A Non-Voting Shares or Series B Subordinate Voting Preferred Shares shall not be sufficient to effect the conversion of all then outstanding Series A Non-Voting Preferred Shares, the Corporation will take all such corporate action as may be necessary to increase its authorized but unissued Class A Non-Voting Shares or Series B Subordinate Voting Preferred Shares to such number of shares as shall be sufficient for such purpose. All Class A Non-Voting Shares and Series B Subordinate Voting Preferred Shares shall, when issued upon conversion as contemplated herein, be validly issued, fully paid and non-assessable.

     1.11 Listing on Securities Exchanges, etc.

     The Corporation will list on each national securities exchange on which any Common Shares may at any time be listed, subject to official notice of issuance upon the conversion of the Series A Non-Voting Preferred Shares, all Class A Non-Voting Shares from time to time issuable upon the conversion of Series A Non-Voting Preferred Shares and will maintain such listing as long as any Class A Non-Voting Shares are listed.

     1.12 Certain Covenants

     Any registered holder of Series A Non-Voting Preferred Shares may proceed to protect and enforce its rights and the rights of any other holders of Series A Non-Voting Preferred Shares with any and all remedies available at law or in equity.

     1.13 Definitions

     In addition to any other terms defined herein for purposes of this Article C, the following terms shall have the meaning indicated (references to particular sections of the Purchase Agreement or Shareholders Agreement shall include any amended, successor or substitute provisions in such agreements, as they may be amended from time to time in accordance with their respective terms):

     "Additional Issuance Ratio" is defined in Section 1.4(b) of the Purchase Agreement.

     "Affidavit of Loss" an affidavit or agreement satisfactory to the Corporation to indemnify the Corporation (without the need to post any bond or other security for such obligation) from any loss incurred in connection with the loss of any share certificate evidencing shares of the Corporation's Capital Securities.

     "Business Day" means any day other than a Saturday, Sunday or a day when commercial banks in New York City or Vancouver, British Columbia are required to be closed.

     "Capital Securities" means, as to any Person that is a corporation, the authorized shares of such Person's capital stock, including all classes of common, preferred, voting and non voting capital stock, and, as to any Person that is not a corporation or an individual, the ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person.

     "Common Share Equivalent" shall mean securities convertible into, or exchangeable or exercisable for Common Shares of any class.

     "Common Shares" means the Class A Non-Voting Shares, Class B Subordinate Voting Shares and Class C Multiple Voting Shares in the capital of the Corporation.

     "Conversion Event" means (i) a Qualified IPO or (ii) (x) there shall occur an underwritten public offering providing gross proceeds to the Corporation and selling shareholders of at least U.S. $150,000,000 before deducting underwriting discounts, commissions and offering expenses and (y) thereafter the closing price for a period of 45 consecutive trading days per listed Common Share is at least 300% of the per share price obtained by dividing US$345,000,000 by the number of Series A Non-Voting Preferred Shares, Common Shares or Common Share Equivalents issued by the Corporation pursuant to Section 1.1 and 1.4 of the Purchase Agreement (as equitably adjusted to reflect any stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event). For purposes of clause (ii) above, the closing price of each day shall be the last sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the listed Common Shares are listed or the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ.

     "Conversion Ratio" determined as of any date, shall equal the number of Class A Non-Voting Shares (in the aggregate) into which one share of Series A Non-Voting Preferred Shares is convertible pursuant to Section 1.6 of this Article C.

     The term "distribution" shall include the transfer of cash or property to the holders of a class of shares of the Corporation, without consideration, whether by way of dividend or otherwise (except a dividend in shares of such class), or the purchase or redemption of shares of the Corporation, for cash or property, including such transfer, purchase or redemption by a subsidiary of the Corporation. The time of any distribution by way of dividends shall be the date of declaration thereof, and the time of any distribution by purchase or redemption of shares shall be the date on which cash or property is transferred by the Corporation, whether or not pursuant to a contract of an earlier date; provided, however, that, where a debt security is issued in exchange for shares, the time of the distribution is the date when a Corporation acquires the shares for such exchange.

     "Dollars" and the symbol "$" shall mean, unless otherwise indicated, U.S. dollars, and the symbol "C$" shall refer to Canadian dollars.

     "Employee Shares" is defined in Section 1.4(b) of the Purchase Agreement.

     "Event of Default" means (i) the Corporation shall default in the performance of or compliance with the terms of Section 1.9 of this Article C or
(ii) Ledcor Inc. shall default in the performance of or compliance with Section
12.4 of the Shareholders Agreement.

     "Initial Issue Date" means the date on which the first Series A Non-Voting Preferred Shares were issued by the Corporation.

     "Initial Purchase Price" means, U.S. $38.909 per Series A Non-Voting Preferred Share, (as equitably adjusted to reflect any stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event involving Common Shares after the Initial Issue Date).

     "Junior Shares" shall mean any of the Corporation's Common Shares and all other Capital Securities of the Corporation (other than the Series A Non-Voting Preferred Shares and the Series B Subordinate Voting Preferred Shares, which shall rank equally with the Series A Non-Voting Preferred Shares).

     "Market Price" of any security with a Minimum Float means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive Business Days prior to such day. If there is not a Minimum Float with respect to the Series A Non-Voting Preferred Shares, then the Market Price of a Series A Non-Voting Preferred Share shall be determined as equal to the Market Price of a Common Share times the number of Common Shares into which the Series A Non-Voting Preferred Share is convertible as of the date of determination of the Market Price. If at any time such security does not have a Minimum Float or is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series A Non-Voting Preferred Shares. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Series A Non-Voting Preferred Shares. If the Corporation and the holders of a majority of the Series A Non-Voting Preferred Shares are unable to agree on the selection of an independent appraiser within 30 days of the date when the holders of a majority of the Series A Non-Voting Preferred Shares have first delivered notice in writing to the Corporation of the name of a proposed independent appraiser, then the holders of a majority of the Series A Non-Voting Preferred Shares may request the President of the American Arbitration Association to appoint an independent appraiser and such appointment shall be final and binding for purposes of determination of the Market Price in question. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

     "Minimum Float" is achieved if the product of (i) the closing price of a security listed on any securities exchange or quoted in the NASDAQ system or the over-the-counter market multiplied by (ii) the number of shares or units of such security registered pursuant to the United States Securities Act of 1933, as then in effect, and held by the public is at least U.S. $150,000,000.

     "Minority Roll-Up Transaction" is defined in Section 1.4(b) of the Purchase Agreement.

     "Minority Roll-Up Factor" means the sum of (i) 1.00 plus (ii) the Additional Issuance Ratio.

     "Minority Roll-Up Shares" is defined in Section 1.4(b) of the Purchase Agreement.

     "Person" shall have the meaning given it in the Canada Business Corporations Act.

     "Public Sale" is defined in Section 1.27 of the Shareholders Agreement.

     "Purchase Agreement" means the Preferred Share Purchase Agreement dated September 7, 1999 among the Corporation and the parties named as "Investors" therein, as the same may be amended from time to time in accordance with its terms.

     "Qualified IPO" shall mean the Corporation's first bona fide underwritten public offering of Common Shares pursuant to a preliminary prospectus and a prospectus if under Canadian federal and provincial securities laws and pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, (i) resulting in at least U.S. $150,000,000 of gross aggregate proceeds to the Corporation and any selling stockholders before deducting underwriting discounts and commissions and offering expenses, (ii) the gross offering price per share of which is at least 300% of the per share price obtained by dividing U.S.$345,000,000 by the number of Series A Non-Voting Preferred Shares, Common Shares or Common Share Equivalents issued by the Corporation pursuant to Sections 1.1 and 1.4 of the Purchase Agreement (as equitably adjusted to reflect any stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event), and
(iii) upon the consummation of which the Class A Non-Voting Shares or Class B Subordinate Voting Shares are listed on The Toronto Stock Exchange and on a U.S. national securities exchange or quoted on Nasdaq National Market.

     "Shareholders Agreement" means the Shareholders Agreement dated as of September 9, 1999 among the Corporation and the parties named therein, as the same may be amended from time to time in accordance with its terms.


G.   SERIES B SUBORDINATE VOTING PREFERRED SHARES


     1. SERIES RIGHTS

     1.1 Designation and Number

     The second series of Preferred Shares shall consist of 100,000,000,000 Preferred Shares, which shares shall be designated as Series B Subordinate Voting Preferred Shares (the "Series B Subordinate Voting Preferred Shares") and which, in addition to the rights, privileges, restrictions and conditions attached to the Preferred Shares as a class, shall have attached thereto the rights, privileges, restrictions and conditions as set forth herein. The Corporation shall only issue Series B Subordinate Voting Preferred Shares pursuant to the Purchase Agreement or upon the conversion of Series A Non-Voting Preferred Shares.

     1.2 Dividends

     The holders of Series B Subordinate Voting Preferred Shares shall be entitled to receive dividends equivalent on a per share basis to any dividends declared, paid, issued or distributed with respect to shares of Common Shares into which such share of Series B Subordinate Voting Preferred Shares could be converted pursuant to the provisions of Section 1.6 of this Article D, on the record date for the determination of holders of Common Shares entitled to such dividends. The Board of Directors may not declare, and the Corporation shall not pay, issue or distribute, any dividend on any Common Shares unless simultaneously the Board of Directors declares, and the Corporation pays, issues or distributes the dividend on the Series B Subordinate Voting Preferred Shares specified in the first sentence of this Section 1.2. The holders of Series B Subordinate Voting Preferred Shares shall not be entitled to any dividend other than, or in excess of, the dividends as hereinbefore provided.

     1.3 Voting Rights

     The holders of the Series B Subordinate Voting Preferred Shares shall be entitled, as such, to receive notice of and to attend (in person or by proxy) and be heard at all meetings of the shareholders of the Corporation (other than separate meetings of the holders of shares of any other class of shares of the Corporation or of shares of any series of shares of any such other class of shares) and to vote at all such meetings and each holder of Series B Subordinate Voting Preferred Shares shall be entitled to one vote at any such meeting per Series B Subordinate Voting Preferred Share held by such holder as at the record date for such meeting.

     1.4 Retired Shares

     Any Series B Subordinate Voting Preferred Shares converted, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. None of such Series B Subordinate Voting Preferred Shares shall be reissued by the Corporation.

     1.5 Liquidation, Dissolution or Winding Up

     (1) Upon (i) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (ii) a sale of all or substantially all of the assets of the Corporation or (iii) a reorganization of the Corporation required by any court or administrative body in order to comply with any provision of law (each of the events referred to in clauses (i), (ii) and (iii) being referred to as a "Liquidation"), the holders of Series B Subordinate Voting Preferred Shares shall be entitled to receive and to be paid out of assets of the Corporation available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the greater of (i) the Series B Subordinate Voting Liquidation Value with respect to each such outstanding Series B Subordinate Voting Preferred Share, and (ii) the amount which would have been paid in such Liquidation, based upon the number of Class B Subordinate Voting Shares into which a Series B Subordinate Voting Preferred Share could be converted pursuant to the provisions of Section 1.6 of this Article D. If, upon any Liquidation of the Corporation, the assets of the Corporation available for distribution shall be insufficient to pay in full the Series B Subordinate Voting Liquidation Value with respect to each outstanding Series B Subordinate Voting Preferred Share, then such assets shall be distributed among the holders of Series B Subordinate Voting Preferred Shares ratably in accordance with the respective amounts that would be payable on such Series B Subordinate Voting Preferred Shares if such assets were sufficient to permit payment in full of all amounts payable thereon.

     (2) After the payment to the holders of Series B Subordinate Voting Preferred Shares of the full amount of the liquidating distribution to which they are entitled under this Section 1.5, the holders of the Series B Subordinate Voting Preferred Shares as such shall have no right or claim to any of the remaining assets of the Corporation and shall not be entitled to share in any further distribution of assets of the Corporation.

     (3) Any consolidation, merger or other business combination of the Corporation with or into any other Person or Persons shall be deemed to be a Liquidation for purposes of this Section 1.5, except for any such merger, consolidation or other business combination where, after the completion of such transaction, the holders of voting shares in the capital of the Corporation immediately prior to such merger, consolidation or other business combination will beneficially own a majority of the voting shares in the capital of the surviving or acquiring entity. Notwithstanding the foregoing, no consolidation, merger or other business combination of the Corporation with or into any other Person shall be deemed to be a Liquidation for the purposes of this Section 1.5 if the holders of not less than 85% of the issued and outstanding Series B Subordinate Voting Preferred Shares waive in writing the provisions of this
Section 1.5 with respect to such event.

     (4) "Series B Subordinate Voting Liquidation Value" determined as of any date shall mean, in respect of each Series B Subordinate Voting Preferred Share, the sum of (A) an amount equal to the Initial Purchase Price plus an amount equal to six percent (6%) of the Initial Purchase Price, compounded annually on each anniversary of the Initial Issue Date prior to the date of determination and (B) all declared but unpaid dividends per Series B Subordinate Voting Preferred Shares, if any. The Series B Subordinate Voting Liquidation Value shall also be subject to adjustment as provided in Section 1.5(6) of this Article D.

     (5) Notwithstanding the foregoing, (i) the rate of six percent (6%) referred to in Clause (A) of Section 1.5(4) of this Article D shall be read as eight percent (8%) from such time and as long as an Event of Default shall have occurred and be continuing and (ii) no amount shall be added to the Initial Purchase Price pursuant to clause (A) of Section 1.5(4) of this Article D if the Corporation shall consummate a Qualified IPO prior to the first anniversary of the Initial Issue Date.

     (6) The Series B Subordinate Voting Liquidation Value shall be multiplied by a factor equal to the sum of (x) 1.00 and (y) the Additional Issuance Ratio if and for so long as the Corporation is in default in the performance of or compliance with Section 1.4(a), 1.4(b) or 1.4(c) of the Purchase Agreement.

     1.6 Conversion

     (1) If a Conversion Event occurs, each Series B Subordinate Voting Preferred Share may, at the option of the Corporation, and in compliance with the provisions of Section 1.6(4) of this Article D, be converted into a number of Class B Subordinate Voting Shares equal to the Conversion Ratio. In addition, at the option of the holder of any Series B Subordinate Voting Preferred Shares, such holder shall have the right, at any time and from time to time, by written notice to the Corporation, to convert each Series B Subordinate Voting Preferred Share owned by such holder into (a) a number of Class B Subordinate Voting Shares equal in the aggregate to the Conversion Ratio or (b) Series A Non-Voting Preferred Shares on a one for one basis, in each case without payment of any additional consideration.

     (2) The Conversion Ratio, determined at any time, shall equal one (1.00) plus an adjustment equal to six percent (6%) of the Conversion Ratio, compounded annually on each anniversary of the Initial Issue Date prior to the date of determination but, from such time and as long as an Event of Default shall have occurred and be continuing, the rate of six percent (6%) referred to above in this Section 1.6(2) shall be read as eight percent (8%); provided, however, that if the Corporation consummates a Qualified IPO prior to the first anniversary of the Initial Issue Date then no adjustment shall be made pursuant to this sentence. This Conversion Ratio shall also be adjusted as provided below in this
Section 1.6(2). The Conversion Ratio shall be multiplied by a factor equal to the sum of (x) 1.00 and (y) the Additional Issuance Ratio if and for so long as the Corporation is in default in the performance of or compliance with Section 1.4(a), 1.4(b) or 1.4(c) of the Purchase Agreement. The Conversion Ratio shall also be subject to adjustment from time to time as follows:

     (a) If the Corporation at any time or from time to time after the Initial Issue Date (A) pays any dividend or makes any distribution in additional Common Shares of the

Corporation or of securities convertible into, or exchangeable or exercisable for, shares of Common Shares of the Corporation, (B) subdivides the outstanding Common Shares, (C) combines the outstanding Common Shares into a smaller number of shares or (D) issues by reclassification of the Common Shares any shares in the capital of the Corporation, then, and in each such case, the Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of Series B Subordinate Voting Preferred Shares thereafter convertible into Class B Subordinate Voting Shares pursuant to this Section 1.6 shall be entitled to receive the number and type of Class B Subordinate Voting Shares or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series B Subordinate Voting Preferred Shares been converted into Class B Subordinate Voting Shares immediately prior to the happening of such event or the record date therefore, whichever is earlier. An adjustment made pursuant to this clause (a) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of Common Shares entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

     (b) If the Corporation issues to all (or substantially all) holders of Common Shares any rights or subscriptions to purchase Common Shares or Common Share Equivalents after the Initial Issue Date at a price per Common Share (or having a conversion or exercise price per share in the case of Common Share Equivalents) of less than either (i) the Series B Subordinate Voting Liquidation Value or (ii) the Market Price of the Common Shares on the earlier of the date of such issuance or the record date therefor (the "Applicable Date") then, in each such case the Conversion Ratio shall be adjusted by multiplying (A) the Conversion Ratio in effect at the close of business on the day immediately prior to the Applicable Date by (B) a fraction, the numerator of which shall be the sum of (1) the number of Common Shares outstanding at the close of business on the date immediately prior to the Applicable Date and (2) the number of additional Common Shares issued or issuable upon acceptance, conversion, exchange or exercise of such rights or subscriptions (or upon conversion, exchange or exercise of Common Share Equivalents issued or issuable pursuant to such rights or subscriptions), and the denominator of which shall be the sum of
(x) the number of Common Shares outstanding at the close of business on the date immediately prior to the Applicable Date and (y) the number of Common Shares which would be purchasable for the aggregate consideration received by the Corporation upon issuance of such Common Shares or Common Share Equivalents or receivable by the Corporation for the total number of Common Shares issuable upon acceptance conversion, exchange or exercise of such rights or subscriptions (or upon conversion, exchange or exercise of Common Share Equivalents issued or issuable pursuant to such rights or subscriptions) if the price per share for such purchase, conversion, exchange or exercise was equal to the greater of (i) the Series B Subordinate Voting Liquidation Value or (ii) the Market Price of the Common Shares as of the Applicable Date. An adjustment made pursuant to this clause (b) shall become effective immediately after the close of business on the Applicable Date.

     (c) Except with respect to Deemed Outstanding Securities (as defined below), if the Corporation issues any Common Shares (or Common Share Equivalents) after the Initial Issue Date at a price per Common Share (or having a conversion or exercise price per share in the case of Common Share Equivalents) of less than either (i) the Series B Subordinate Voting Liquidation Value or (ii) the Market Price of the Common Shares on the date of issuance of such Common Shares (or Common Share Equivalents), then, in each such case, the Conversion Ratio shall be adjusted by multiplying (A) the Conversion Ratio in effect at the close of business on the day immediately prior to the date of issuance of such Common Shares (or Common Share Equivalents) by (B) a fraction, the numerator of which shall be the sum of (l) the number of Common Shares outstanding at the close of business on the date immediately prior to the date of issuance of such Common Shares (or Common Share Equivalents) and (2) the number of such additional Common Shares and the number of Common Shares issued or issuable upon conversion, exchange or exercise of such Common Share Equivalents, and the denominator of which shall be the sum of (x) the number of Common Shares outstanding on the date immediately prior to the date of issuance of such Common Shares (or Common Share Equivalents) and (y) the number of Common Shares which would be purchasable for the aggregate consideration received by the Corporation upon issuance of such Common Shares or Common Share Equivalents or receivable by the Corporation for the total number of Common Shares issuable or issuable upon conversion, exchange or exercise of Common Share Equivalents if the price per share for such purchase, conversion, exchange or exercise was equal to the greater of (i) the Series B Subordinate Voting Liquidation Value or
(ii) the Market Price of the Common Shares as of the date of issuance of such Common Shares (or Common Share Equivalents). An adjustment made pursuant to this clause (c) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. "Deemed Outstanding Securities" shall mean (i) the stock options and Class A Non-Voting Shares to be issued upon the exercise of such stock options, initially issued or issuable, or Permitted Reissued Options (as defined in the Purchase Agreement) pursuant to the 1998 Long Term Incentive and Share Award Plan (Amended) of the Corporation exercisable for a maximum of 4,445,813 Class A Non-Voting Shares; (ii) any Series A Non-Voting Preferred Shares issued pursuant to the Purchase Agreement or any Class B Subordinate Voting Shares or Series A Non-Voting Preferred Shares issued on the conversion of the Series B Subordinate Voting Preferred Shares;
(iii) 4,500,000 Common Shares issued, or to be issued, in consideration for the acquisition by the Corporation of fiber assets and related rights and obligations from Ledcor Industries Limited or Ledcor Industries

Inc. under the amended and restated Share Purchase Agreement dated September 7, 1999 between Ledcor Industries Limited, Ledcor Industries Inc. and the Corporation; (iv) any Class A Non-Voting Shares issued on conversion of the Series B Subordinate Voting Shares; (v) any Common Shares or Common Share Equivalents issued pursuant to a Minority Roll-Up Transaction; or (vi) any Common Shares, or Common Share Equivalents issued pursuant to an event described in clauses (a) or (b) of this Section 1.6(2).

     (d) For purposes of this Section 1.6(2) the aggregate consideration receivable by the Corporation in connection with the issuance of Common Shares and/or Common Share Equivalents shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties, if any) of all such Common Shares and/or Common Share Equivalents plus the minimum aggregate amount, if any, payable upon conversion, exchange or exercise of any such Common Share Equivalents. Upon the expiration or termination of any unconverted, unexchanged or unexercised Common Share Equivalents for which an adjustment has been made pursuant to clause (b) or clause (c) of this Section 1.6(2), the adjustments shall forthwith be reversed to effect such Conversion Ratio as would have been in effect at the time of such expiration or termination had such Common Share Equivalents, to the extent outstanding immediately prior to such expiration or termination, never been issued. The consideration received by the Corporation in connection with the sale or issuance of Common Shares (or Common Share Equivalents) shall be computed as follows:

     (A) insofar as such consideration consists of cash, such consideration shall equal the aggregate amount of cash received by the Corporation prior to amounts paid or payable for accrued interest or accrued dividends and prior to any commissions or expenses paid by the Corporation;

     (B) insofar as such consideration consists of property other than cash, such consideration shall be calculated at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors, which shall be based upon a written opinion of an investment banking or appraisal firm of national standing in the United States if such consideration is given a value exceeding $10 million; and

     (C) in the event Common Shares or Common Share Equivalents are issued together with other securities or other assets of the Corporation for consideration that is allocable to both such Common Shares and Common Share Equivalents, and to such other securities and assets, the portion of such consideration allocable to such Common Shares or Common Share Equivalents shall be that set forth in the instruments and agreements issued or entered into in connection with such transaction, and if no such allocation is so set forth, then the portion of such consideration allocable to such Common Shares or Common Share

Equivalents, calculated as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

     (e) For purposes of this Section 1.6(2) the number of Common Shares at any time outstanding shall mean the aggregate of all Common Shares then outstanding (other than any Common Shares then owned or held by or for the account of the Corporation).

     (f) If the Corporation shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend or other distribution and shall thereafter, and before such dividend or distribution is paid or delivered to shareholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Ratio then in effect shall be made by reason of the taking of such record, and any such adjustment previously made as a result of the taking of such record shall be reversed.

     (3) Subject to compliance with the provisions of Section 1.6(5) of this Article D, each holder of Series B Subordinate Voting Preferred Shares shall be entitled at any time and from time to time to have all or any part of the Series B Subordinate Voting Preferred Shares held by such holder converted into validly issued, fully paid and non-assessable Series A Non-Voting Preferred Shares upon the basis of one Series A Non-Voting Preferred Share for each Series B Subordinate Voting Preferred Share in respect of which the conversion right is exercised.

     (4) (a) Before the Corporation shall be entitled to convert Series B Subordinate Voting Preferred Shares into Class B Subordinate Voting Shares pursuant to Section 1.6(1) of this Article D, the Corporation shall not less than 10 days and not more than 20 days before the date specified for conversion (the "Conversion Date") send by prepaid first class mail or deliver to the registered address of each person who at the date not more than 7 days prior to the date of mailing or delivery is a registered holder of Series B Subordinate Voting Preferred Shares to be converted a notice in writing of the intention of the Corporation to convert the Series B Subordinate Voting Preferred Shares registered in the name of such holder. Accidental failure or omission to give such notice to one (1) or more holders shall not affect the validity of such conversion, but upon such failure or omission being discovered notice shall be given forthwith to such holder or holders and such notice shall have the same force and effect as if given in due time. Such notice shall set out the number of Series B Subordinate Voting Preferred Shares held by the person to whom it is addressed which are to be converted, the Conversion Ratio, the Conversion Date and the place or places at which holders of Series B Subordinate Voting Preferred Shares may present and surrender such shares for conversion. After the giving of such notice in writing, the election of the Corporation shall be irrevocable.

     (b) Within three (3) days following the Conversion Date, the Corporation shall, on presentation and surrender of the certificate or certificates representing the Series B Subordinate Voting Preferred Shares called for conversion at the place or places specified in the notice of conversion, issue and deliver to such holder of Series B Subordinate Voting Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Class B Subordinate Voting Shares entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date, and the person or persons entitled to receive the Class B Subordinate Voting Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class B Subordinate Voting Shares as of such date. The issuance of certificates for Class B Subordinate Voting Shares, upon conversion of the Series B Subordinate Voting Preferred Shares, shall be made without charge to the holder but the holder shall pay any stamp, documentary or similar tax imposed on or in respect of such conversion. If less than all of the Series B Subordinate Voting Preferred Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing the number of Series B Subordinate Voting Shares represented by the original certificate which are not to be converted.

     (c) The Corporation shall have the right at any time on or after the Conversion Date to deposit the certificate or certificates representing Class B Subordinate Voting Shares into trust for holders of the Series B Subordinate Voting Preferred Shares called for conversion, which have not at the date of such deposit been surrendered in connection with such conversion. Certificates deposited into trust shall be held by the Corporation or other designated person named in the notice of conversion or in a subsequent notice to the registered holders of the Series B Subordinate Voting Preferred Shares in respect of which the deposit was made. Upon such deposit being made, the Series B Subordinate Voting Preferred Shares in respect of which such deposit shall have been made shall be deemed to have been converted and the rights of the holders thereof after such deposit or such Conversion Date, as the case may be, shall be limited to receiving the certificate or certificates representing the Class B Subordinate Voting Shares to which they are entitled upon presentation and surrender of the certificate or certificates representing the Series B Subordinate Voting Preferred Shares being converted.

     (5) Before any holder of Series B Subordinate Voting Preferred Shares shall be entitled to convert the same into Class B Subordinate Voting Shares or Series A Non-Voting Preferred Shares such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Subordinate Voting Preferred Shares, together with a written notice to the Corporation stating therein: the name or names in which the certificate or certificates for Common Shares or Preferred Shares are to be issued; the number of Series B Subordinate Voting Preferred Shares to be converted;

and notice of such holder's election to convert such Series B Subordinate Voting Preferred Shares. After giving notice in writing, the election of the holder of Series B Subordinate Voting Preferred Shares shall be irrevocable although may be subject to the condition described below when the conversion is in connection with an underwritten public offering. The Corporation shall, within three (3) days of such written notice, issue and deliver at such office to such holder of Series B Subordinate Voting Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Class B Subordinate Voting Shares or Series A Non-Voting Preferred Shares, as the case may be, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series B Subordinate Voting Preferred Shares to be converted, and the person or persons entitled to receive the shares of Class B Subordinate Voting Shares or Series A Non-Voting Preferred Shares, as the case may be, issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class B Subordinate Voting Shares or Series A Non-Voting Preferred Shares, as the case may be, as of such date. If the conversion is in connection with an underwritten public offering of securities (other than a Qualified IPO), the conversion into Common Shares may, at the option of any holder tendering Series B Subordinate Voting Preferred Shares for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Shares upon conversion of the Series B Subordinate Voting Preferred Shares shall not be deemed to have converted such Series B Subordinate Voting Preferred Shares until immediately prior to the closing of such sale of securities. The issuance of certificates for Class B Subordinate Voting Shares or Series A Non-Voting Preferred Shares, as the case may be, upon conversion of the Series B Subordinate Voting Preferred Shares shall be made without charge to the holder thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series B Subordinate Voting Preferred Shares which is being converted.

     (6) The Corporation shall at no time close its transfer books against the transfer of any Series B Subordinate Voting Preferred Shares, or of any Class B Subordinate Voting Shares or Series A Non-Voting Preferred Shares issuable upon the conversion of any Series B Subordinate Voting Preferred Shares, in any manner which interferes with the timely conversion of such Series B Subordinate Voting Preferred Shares, except as may otherwise be required to comply with applicable laws or the provisions of Schedule II for these Articles.

     (7) As used in this Section 1.6 the term "Class B Subordinate Voting Shares" shall mean and include the Corporation's issued Class B Subordinate Voting Shares as constituted on the Initial Issue Date, and shall also include any shares of any class of the capital of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends nor be entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation provided that the Class B Subordinate Voting Shares receivable upon conversion of Series B Subordinate Voting Preferred Shares shall include only shares designated as Class B Subordinate Voting Shares of the Corporation on the Initial Issue Date, or in case of any reorganization or reclassification of the outstanding shares thereof, the shares, securities or assets to be issued in exchange for such Class B Subordinate Voting Shares pursuant thereto.

     (8) If the Corporation shall be a party to any transaction including without limitation, an amalgamation, arrangement, consolidation, sale of all or substantially all of the Corporation's assets or a reorganization, reclassification or recapitalization of the capital of the Corporation but excluding any transaction for which provision for adjustment is otherwise made in this Section 1.6 (each of the foregoing being referred to as a "Transaction"), in each case, as a result of which Class B Subordinate Voting Shares are converted into the right to receive shares, securities or other property (including, without limitation, cash or any combination thereof), each Series B Subordinate Voting Preferred Share shall thereafter be convertible into the number of shares or other securities or property to which a holder of the number of Class B Subordinate Voting Shares of the Corporation deliverable upon conversion of such Series B Subordinate Voting Preferred Shares would have been entitled upon such Transaction; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions set forth in this Section 1.6 with respect to the rights and interest thereafter of the holders of the Series B Subordinate Voting Preferred Shares, to the end that the provisions set forth in this Section 1.6 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other property thereafter deliverable upon the conversion of the Series B Subordinate Voting Preferred Shares. The Corporation shall not effect any Transaction unless prior to or simultaneously with the consummation thereof the Corporation or purchaser, as the case may be, shall provide in its charter document that each Series B Subordinate Voting Preferred Share shall be converted into such shares, securities or property as, in accordance with the foregoing provisions, each such holder is entitled to receive. The provisions of this Section 1.6(8) shall similarly apply to successive Transactions.

     (9) No fractional shares shall be issued upon the conversion of any share or shares of the Series B Subordinate Voting Preferred Shares, and the number of Common Shares to be issued shall be rounded down to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Subordinate Voting Preferred Shares the holder is at the time converting into Common Shares or Series A Non-Voting Preferred Shares and the number of Common Shares or Series A Non-Voting Preferred Shares issuable upon such aggregate conversion.

     (10) If an event not specified in this Section 1.6 occurs that has substantially the same economic effect on the Series B Subordinate Voting Preferred Shares as those specifically enumerated above in this Section 1.6, then this Section 1.6 shall be construed liberally, mutatis mutandis, in order to give the holders of Series B Subordinate Voting Preferred Shares the intended benefit of the protections provided under this Section 1.6. In such event, the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Ratio so as to protect the rights of the holders of Series B Subordinate Voting Preferred Shares; provided that no such adjustment shall increase or decrease the Conversion Ratio as otherwise determined pursuant to this Section 1.6 or decrease the number of Class B Subordinate Voting Shares issuable upon conversion of each Series B Subordinate Voting Preferred Share.

     (11) The Corporation will not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, and will at all times in good faith assist in the carrying out of all the provisions of this Section 1.6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Subordinate Voting Preferred Shares against impairment.

     (12) All calculations under this Section 1.6 shall be made to (a) the nearest cent or (b) the nearest one hundredth of a share or (c) the nearest one percent, as the case may be.

     1.7 Notice of Certain Events

     In case, at any time while any Series B Subordinate Voting Preferred Shares are outstanding,

     (1) the Corporation shall declare a dividend (or any other distribution) on its Common Shares;

     (2) the Corporation shall authorize the issuance to the holders of its Common Shares, of Common Share Equivalents, or rights or warrants to subscribe for or purchase Common Shares or of any other subscriptions rights or warrants;

     (3) the Corporation shall authorize any reorganization, reclassification or recapitalization of its Common Shares;

     (4) the Corporation shall authorize the consolidation or merger of the Corporation into or with any other person, the sale or transfer of all or substantially all of its business or assets to another person, or any other similar business combination or transaction; or

     (5) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up on the Corporation;

then the Corporation shall promptly deliver to the transfer agent of the Series B Subordinate Voting Preferred Shares, if any, and to each of the holders of Series B Subordinate Voting Preferred Shares at their last addresses as they shall appear on the register for the Series B Subordinate Voting Preferred Shares, at least 15 days before the date hereafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice describing such event and stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, reorganization, recapitalization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

     1.8 Reports as to Adjustment

     Upon any adjustment of the Conversion Ratio then in effect pursuant to the provisions of Section 1.6 of this Article D then, and in each such case, the Corporation shall promptly deliver to each of the holders of the Series B Subordinate Voting Preferred Shares, a certificate signed by an officer of the Corporation setting forth in reasonable detail the event requiring the adjustment, the method by which such adjustment was calculated and the Conversion Ratio then in effect following such Adjustment. Where appropriate, such notice to holders of the Series B Subordinate Voting Preferred Shares may be given in advance.

     1.9 Mandatory Redemption

     On November 2, 2009 (the "Redemption Date"), the Corporation shall redeem all the Series B Subordinate Voting Preferred Shares then outstanding and not theretofore surrendered for conversion, as follows: Thirty days prior to the Redemption Date, the Corporation shall give written notice to all holders of Series B Subordinate Voting Preferred Shares which shall specify the Redemption Date. For each Series B Subordinate Voting Preferred

Share which is to be redeemed, the Corporation shall be obligated on the Redemption Date to pay and deliver share certificates to the holder thereof (upon surrender by such holder at the Corporation's principal executive office of the certificate representing such share or an Affidavit of Loss with respect thereto) (a) an amount in immediately available funds equal to the Series B Subordinate Voting Liquidation Value, and (b) such number of Class B Subordinate Voting Shares as have an aggregate Market Price (as determined on the day immediately before the Redemption Date) equal to the excess of the Market Price (as determined on the day immediately before the Redemption Date) of the Series B Subordinate Voting Preferred Share over the Series A Non-Voting Liquidation Value. All Class B Subordinate Voting Shares shall, when issued as contemplated herein, be validly issued, fully paid and non-assessable. If the funds of the Corporation legally available for redemption of the Series B Subordinate Voting Preferred Shares on the Redemption Date are insufficient to redeem the total number of such shares to be redeemed on such date, then those funds which are legally available shall be used to redeem the maximum possible number of such shares ratably among the holders thereof, based upon the aggregate Series B Subordinate Voting Liquidation Value of such Series B Subordinate Voting Preferred Shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series B Subordinate Voting Preferred Shares, such funds shall immediately be used to redeem on a similar ratable basis the balance of such shares. Notwithstanding the foregoing, each holder of Series B Subordinate Voting Preferred Shares shall be entitled to convert all or any portion of such holder's shares pursuant to Section 1.6 of this Article D prior to the Redemption Date and thereafter until such Series B Subordinate Voting Preferred Shares are redeemed.

     1.10 Reservation of Shares Issuable Upon Conversion

     The Corporation shall at all times reserve and keep available out of its authorized but unissued Class B Subordinate Voting Shares and out of its authorized but unissued Preferred Shares solely for the purpose of effecting the conversion of the issued or issuable Series B Subordinate Voting Preferred Shares, such number of its Class B Subordinate Voting Shares and Series A Non-Voting Preferred Shares, as the case may be, as shall from time to time be sufficient to effect the conversion of all outstanding Series B Subordinate Voting Preferred Shares, and if at any time the number of authorized but unissued Class B Subordinate Voting Shares or Series A Non-Voting Preferred Shares shall not be sufficient to effect the conversion of all then outstanding Series B Subordinate Voting Preferred Shares, the Corporation will take all such corporate action as may be necessary to increase its authorized but unissued Class B Subordinate Voting Shares or Series A Non-Voting Preferred Shares to such number of shares as shall be sufficient for such purpose. All Class B Subordinate Voting Shares and Series A Non-Voting Preferred Shares shall, when issued upon conversion as contemplated herein, be validly issued, fully paid and non-assessable.

     1.11 Listing on Securities Exchanges, etc.

     The Corporation will list on each national securities exchange on which any Common Shares may at any time be listed, subject to official notice of issuance upon the conversion of the Series B Subordinate Voting Preferred Shares, all Class B Subordinate Voting Shares from time to time issuable upon the conversion of Series B Subordinate Voting Preferred Shares and will maintain such listing as long as any Class B Subordinate Voting Shares are listed.

     1.12 Certain Covenants

     Any registered holder of Series B Subordinate Voting Preferred Shares may proceed to protect and enforce its rights and the rights of any other holders of Series B Subordinate Voting Preferred Shares with any and all remedies available at law or in equity.

     1.13 Definitions

     In addition to any other terms defined herein for purposes of this Article D, the following terms shall have the meaning indicated (references to particular sections of the Purchase Agreement or Shareholders Agreement shall include any amended, successor or substitute provisions in such agreements, as they may be amended form time to time in accordance with their respective terms):

     "Additional Issuance Ratio" is defined in Section 1.4(b) of the Purchase Agreement.

     "Affidavit of Loss" an affidavit or agreement satisfactory to the Corporation to indemnify the Corporation (without the need to post any bond or other security for such obligation) from any loss incurred in connection with the loss of any share certificate evidencing shares of the Corporation's Capital Securities.

     "Business Day" means any day other than a Saturday, Sunday or a day when commercial banks in New York City or Vancouver, British Columbia are required to be closed.

     "Capital Securities" means, as to any Person that is a corporation, the authorized shares of such Person's capital stock, including all classes of common, preferred, voting and non voting capital stock, and, as to any Person that is not a corporation or an individual, the ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person.

     "Common Share Equivalent" shall mean securities convertible into, or exchangeable or exercisable for Common Shares of any class.

     "Common Shares" means the Class A Non-Voting Shares, Class B Subordinate Voting Shares and Class C Multiple Voting Shares in the capital of the Corporation.

     "Conversion Event" means (i) a Qualified IPO or (ii) (x) there shall occur an underwritten public offering providing gross proceeds to the Corporation and selling shareholders of at least U.S. $150,000,000 before deducting underwriting discounts, commissions and offering expenses and (y) thereafter the closing price for a period of 45 consecutive trading days per listed Common Share is at least 300% of the per share price obtained by dividing US$345,000,000 by the number of Series A Non-Voting Preferred Shares, Common Shares or Common Share Equivalents issued by the Corporation pursuant to Sections 1.1 and 1.4 of the Purchase Agreement (as equitably adjusted to reflect any stock split, stock dividend, combination, reorganization, recapitalization, reclassification, or other similar event). For purposes of clause (ii) above, the closing price of each day shall be the last sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the listed Common Shares are listed or the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ.

     "Conversion Ratio" determined as of any date, shall equal the number of Class B Subordinate Voting Shares (in the aggregate) into which one share of Series B Subordinate Voting Preferred Shares is convertible pursuant to Section
1.6 of this Article D.

     The term "distribution" shall include the transfer of cash or property to the holders of a class of shares of the Corporation, without consideration, whether by way of dividend or otherwise (except a dividend in shares of such class), or the purchase or redemption of shares of the Corporation, for cash or property, including such transfer, purchase or redemption by a subsidiary of the Corporation. The time of any distribution by way of dividends shall be the date of declaration thereof, and the time of any distribution by purchase or redemption of shares shall be the date on which cash or property is transferred by the Corporation, whether or not pursuant to a contract of an earlier date; provided, however, that, where a debt security is issued in exchange for shares, the time of the distribution is the date when a Corporation acquires the shares for such exchange.

     "Dollars" and the symbol "$" shall mean, unless otherwise indicated, U.S. dollars, and the symbol "C$" shall refer to Canadian dollars.

     "Employee Shares" is defined in Section 1.4(b) of the Purchase Agreement.

     "Event of Default" means (i) the Corporation shall default in the performance of or compliance with the terms of Section 1.9 of this Article D or
(ii) Ledcor Inc. shall default in the performance of or compliance with Section
12.4 of the Shareholders Agreement.

     "Initial Issue Date" means the date on which the first Series A Non-Voting Preferred Shares were issued by the Corporation.

     "Initial Purchase Price" means, U.S.$38.909 per Series A Non-Voting Preferred Share, (as equitably adjusted to reflect any stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event involving Common Shares after the Initial Issue Date).

     "Junior Shares" shall mean any of the Corporation's Common Shares and all other Capital Securities of the Corporation (other than the Series B Subordinate Voting Preferred Shares and the Series A Non-Voting Preferred Shares, which shall rank equally with the Series B Subordinate Voting Preferred Shares).

     "Market Price" of any security with a Minimum Float means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive Business Days prior to such day. If there is not a Minimum Float with respect to the Series B Subordinate Voting Preferred Shares, then the Market Price of a Series B Subordinate Voting Preferred Share shall be determined as equal to the Market Price of a Common Share times the number of Common Shares into which the Series B Subordinate Voting Preferred Share is convertible as of the date of determination of the Market Price. If at any time such security does not have a Minimum Float or is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series B Subordinate Voting Preferred Shares. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Series B Subordinate Voting Preferred Shares. If the Corporation and the holders of a majority of the Series B Subordinate Voting Preferred Shares are unable to agree on the selection of an independent appraiser within 30 days of the date when the holders of a majority of the Series B Subordinate Voting Preferred Shares have first delivered notice in writing to the Corporation of the name of a proposed independent appraiser, then the holders of a majority of the Series B Subordinate Voting Preferred Shares may request the President of the American Arbitration Association to appoint an independent appraiser and such appointment shall be final and binding for purposes of determination of the Market Price in question. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

     "Minimum Float" is achieved if the product of (i) the closing price of a security listed on any securities exchange or quoted in the NASDAQ system or the over-the-counter market multiplied by (ii) the number of shares or units of such security registered pursuant to the United States Securities Act of 1933, as then in effect, and held by the public is at least U.S. $150,000,000.

     "Minority Roll-Up Factor" means the sum of (i) 1.00 plus (ii) the Additional Issuance Ratio.

     "Minority Roll-Up Transaction" is defined in Section 1.4(b) of the Purchase Agreement.

     "Minority Roll-Up Shares" is defined in Section 1.4(b) of the Purchase Agreement.

     "Person" shall have the meaning given it in the Canada Business Corporations Act.

     "Public Sale" is defined in Section 1.27 of the Shareholders Agreement.

     "Purchase Agreement" means the Preferred Share Purchase Agreement dated September 7, 1999 among the Corporation and the parties named as "Investors" therein, as the same may be amended from time to time in accordance with its terms.

     "Qualified IPO" shall mean the Corporation's first bona fide underwritten public offering of Common Shares pursuant to a preliminary prospectus and a prospectus if under Canadian federal and provincial securities laws and pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, (i) resulting in at least U.S. $150,000,000 of gross aggregate proceeds to the Corporation and any selling stockholders before deducting underwriting discounts and commissions and offering expenses, (ii) the gross offering price per share of which is at least 300% of the per share price obtained by dividing U.S.$345,000,000 by the number of Series A Non-Voting Preferred Shares, Common Shares or Common Share Equivalents issued by the Corporation pursuant to Sections 1.1 and 1.4 of the Purchase Agreement (as equitably adjusted to reflect any stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event) and (iii) upon the consummation of which the Class A Non-Voting Shares or Class B Subordinate Voting Shares are listed on The Toronto Stock Exchange and on a U.S. national securities exchange or quoted on Nasdaq National Market.

     "Shareholders Agreement" means the Shareholders Agreement dated as of September 9, 1999 among the Corporation and the parties named therein, as the same may be amended from time to time in accordance with its terms.


H.   SERIES C REDEEMABLE PREFERRED SHARES


     1. SERIES RIGHTS

     1.1 Designation and Number

     The third series of Preferred Shares shall consist of 45,000,000 Preferred Shares, which shares shall be designated as Series C Redeemable Preferred Shares (the "Series C Redeemable Preferred Shares") and which, in addition to the rights privileges, restrictions and conditions attached to the Preferred Shares as a class, shall have attached thereto the rights, privileges, restrictions and conditions as set forth herein.

     1.2 Dividends

     The holders of the Series C Redeemable Preferred Shares shall not be entitled to dividends.

     1.3 Voting Rights

     Except as required by law, the holders of the Series C Redeemable Preferred Shares shall not be entitled to receive notice of nor to attend any meeting of the shareholders of the Corporation.



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

     1.4 Redemption by Holder

     1.4.1. Notice of Retraction

     Each holder of Series C Redeemable Preferred Shares may, at any time after November 2, 2009, demand by notice in writing that the Corporation redeem all or any of the Series C Redeemable Preferred Shares held by such holder by payment to the holder the sum of US $1.00 per share (the "Series C Redemption Amount").

     1.4.2. Procedure for Redemption

     (1) Such demand for redemption shall be made in writing and signed by the holder demanding redemption and shall be delivered or mailed to the registered office of the Corporation. Such demand for redemption shall be deemed to have been received on the date of delivery if delivered and on the business day following the date of mailing if mailed.

     (2) Forthwith upon receipt of a demand for redemption the Corporation shall deliver or mail a copy thereof to all other holders, if any, of Series C Redeemable Preferred Shares. The rationale for this mailing shall be to allow other holders of Series C Redeemable Preferred Shares to submit demands for redemption.

     (3) If there is only one holder of Series C Redeemable Preferred Shares the Corporation shall redeem the Series C Redeemable Preferred Shares referred to in the holder's notice forthwith upon receipt thereof; if there is more than one such holder, thirty-one (31) days after deemed receipt of an initial demand for redemption, the Corporation shall redeem all Series C Redeemable Preferred Shares in respect of which it has received demands for redemption. If the assets of the Corporation are not sufficient to redeem all Series C Redeemable Preferred Shares in respect of which demands for redemption have been made, redemption shall be made pro rata among the holders of Series C Redeemable Preferred Shares in proportion to the number of Series C Redeemable Preferred Shares specified in the notices given by the holders demanding redemption.

     1.4.3. Effect of Payment

     Upon payment of the Series C Redemption Amount of the Series C Redeemable Preferred Shares so redeemed by the Corporation, the holders thereof shall cease to exercise any rights of the holders in respect thereof.

     1.5 Liquidation, Dissolution or Winding-up

     In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Series C Redeemable Preferred Shares shall be entitled to receive, before any payment or distribution shall be made on any shares ranking junior to the Series C Redeemable Preferred Shares in respect of payment upon liquidation, dissolution or winding-up of the Corporation, an amount equal to the amount of the stated capital account maintained in respect thereof. After payment of such amounts the holders of the Series C Redeemable Preferred Shares shall not be entitled to share in any further distribution of the property or assets of the Corporation.

     1.6 Retired Shares

     Any Series C Redeemable Preferred Shares converted, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. None of such Series C Redeemable Preferred Shares shall be reissued by the Corporation.





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


                                   SCHEDULE II


                RESTRICTIONS ON THE ISSUE, TRANSFER AND OWNERSHIP
                                OF VOTING SHARES


     For the purposes of this Schedule II and Appendix A hereto, "Voting Share" means a share of any class or series of shares of the Corporation carrying voting rights under all circumstances or by reason of an event that has occurred and is continuing or by reason of a condition that has been fulfilled, and includes:

     (a) any security that is convertible into such a share at the time a calculation of the percentage of shares owned and controlled by Canadians is made; and

     (b) any option or right to acquire such a share, or any security referred to in paragraph (a), that is exercisable at the time the calculation referred to in that paragraph is made.

     The issue, transfer and ownership of Voting Shares are restricted as follows.

     (c) The Board of Directors of the Corporation may, in connection with the issue, transfer or ownership of Voting Shares, take any action, or refuse to take any action, as the case may be, as may be permitted by the provisions of any of the Telecommunications Act (Canada) and the rules, regulations, policies, decisions, directives and orders promulgated or issued thereunder, as amended from time to time, (collectively hereinafter referred to as the "Telecom Act"); and

     (d) The issue and transfer of Voting Shares are restricted in accordance with the constraints set out in Appendix A hereto.

     In the event of any inconsistency among the provisions of the Telecom Act, and Appendix A hereto, the provisions of the Telecom Act, shall prevail over Appendix A hereto.





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

                                   Appendix A


                                    ARTICLE 1
                                 INTERPRETATION


     1.1 Definitions - For the purposes of this Appendix A, the following terms have the following meanings:

     (a) "affiliate" and "associate" shall have their respective meanings as defined in the CBCA and includes persons, firms and corporations acting in concert with the person with respect to whom the term affiliate or associate is relevant;

     (b) "CBCA" means the Canada Business Corporations Act, as amended from time to time;

     (c) "Constrained Class" means: (i) any person or persons who are not Canadians within the meaning of that Part of the Regulation dealing with constrained share corporations, and (ii) any person or persons, where the issue or transfer of shares to any such person or persons will affect the ability of the Corporation or any of its affiliates or associates to qualify under any applicable laws of Canada, including for greater certainty, the Telecom Act and the regulations promulgated thereunder, or any applicable laws of a province prescribed pursuant to paragraph 57(l)(a) of the Regulations (a "Prescribed Law") in order to carry on any business that the Company is currently engaged in or proposes to engage in and to obtain, maintain, amend or renew any licenses which are necessary to carry on any such business;

     (d) "Maximum Aggregate Holdings" means the total number of Voting Shares that may be held by or on behalf of persons in the Constrained Class and their affiliates and associates pursuant to any applicable Prescribed Law;

     (e) "Maximum Individual Holding" means the total number of Voting Shares that may be held by or on behalf of any one person in the Constrained Class and their affiliates and associates pursuant to any applicable Prescribed Law; and

     (f) "Regulations" means those regulations made under the CBCA as amended from time to time.

     1.2 Joint Ownership by Non-Canadians - For the purposes of this Appendix A, where a Voting Share is held, beneficially owned or controlled jointly, and one or more of the joint holders, beneficial owners or persons controlling the share is a member of the Constrained Class, the share is deemed to be held, beneficially owned or controlled, as the case may be, by such member of the Constrained Class.

     1.3 Purpose of Constrained Share Provisions - The power of the directors of the Corporation to issue Voting Shares, and the right of any holder of Voting Shares to transfer or vote such Voting Shares, is restricted in the manner hereinafter set out, for the purposes of:

     (a) ensuring that the Corporation, or any of its affiliates or associates, is qualified under any applicable Prescribed Law to obtain or renew any license to carry on any business and/or hold any licenses that are necessary to carry on any such business; and

     (b) ensuring that the Corporation, or any of its affiliates or associates, is not in breach of any applicable Prescribed Law or the terms of any license issued thereunder.


                                    ARTICLE 2
                                   CONSTRAINTS

     2.1 Restriction on Issue or Transfer of Voting Shares - The directors of the Corporation shall not issue a Voting Share (including the conversion into a Voting Share of any share that is not a Voting Share) and shall refuse to register a transfer of a Voting Share, if the issuance or transfer, as the case may be, would, in the opinion of the directors of the Corporation, jeopardize the purposes stated in section 1.3 of this Appendix A and, without limiting the generality of the foregoing, the directors of the Corporation shall not issue a Voting Share, and shall refuse to register a transfer of a Voting Share, to a person who is a member of the Constrained Class, if:

     (a) the total number of Voting Shares held by or on behalf of persons in the Constrained Class exceeds the Maximum Aggregate Holdings and the issuance or transfer, as the case may be, of such Voting Shares is to a person in the Constrained Class;

     (b) the total number of Voting Shares held by or on behalf of persons in the Constrained Class does not exceed the Maximum Aggregate Holdings and the issuance or transfer, as the case may be, of such Voting Shares would cause the number of Voting Shares held by persons in the Constrained Class to exceed the Maximum Aggregate Holdings;

     (c) the total number of Voting Shares held by or on behalf of a person in the Constrained Class exceeds the Maximum Individual Holdings and the issuance or transfer, as the case may be, of such Voting Shares is to that person; or

     (d) the total number of Voting Shares held by or on behalf of a person in the Constrained Class does not exceed the Maximum Individual Holdings and the issuance or transfer, as the case may be, of such Voting Shares would cause the number of such Voting Shares held by that person to exceed the Maximum Individual Holdings.

     2.2 Further Restrictions on the Issue or Transfer of Voting Shares - The directors of the Corporation may refuse to issue a Voting Share or register a transfer of a Voting Share, if the issue or transfer, as the case may be, is to a person who may be a member of a Constrained Class and who, in respect of the issue or registration of the transfer of such Voting Share, as the case may be, has been requested by the Corporation to furnish it with information referred to in subsection 56(l) of the Regulations, and has not furnished such information.

     2.3 By-Laws - Subject to the CBCA, the Regulations and any Prescribed Law, the directors of the Corporation may make, amend or repeal any by-laws required to administer the constrained share provisions set out in this Appendix A, including such by-laws as are contemplated in section 56 of the Regulations.


                                    ARTICLE 3
                       POWERS AND DISCRETION OF DIRECTORS

     3.1 Opinion of the Directors - Wherever in this Appendix A it is necessary to determine the opinion of the directors of the Corporation, such opinion shall be expressed and conclusively evidenced by a resolution of the directors of the Corporation duly adopted, including a resolution in writing executed pursuant to the provisions of the CBCA.

     3.2 No Claims - Neither any shareholder of the Corporation nor any other interested person shall have any claim or action against the Corporation or against any director or officer of the Corporation nor shall the Corporation have any claim or action against any director or officer of the Corporation arising out of any act (including any omission to act) performed pursuant to or in intended pursuance of the provisions of this Appendix A or any breach or alleged breach by the Corporation of any of the provisions of this Appendix A, and, for greater certainty, no such person shall be liable for any damages or losses related to or as a consequence of any such act or any such breach of such provisions.

     3.3 Powers of Directors - In the administration of this Appendix A, the directors of the Corporation shall enjoy, in addition to the powers explicitly set forth herein, all of the powers necessary or desirable, in their opinion, to carry out the intent and purpose hereof, including but not limited to all powers contemplated by the provisions relating to constrained share corporations in the CBCA, the Regulations and any Prescribed Law.


                                    ARTICLE 4
                                  MISCELLANEOUS

     4.1 Share Provisions - The directors shall cause to be noted conspicuously upon every certificate representing a Voting Share the general nature of these constrained share provisions.

                                    ARTICLE 5
                                  MISCELLANEOUS

     5.1 Conflict - In the event of any conflict between the provisions of this Appendix A and of the provisions in the CBCA and the Regulations relating to constrained share corporations, the provisions in the CBCA and the Regulations shall prevail, and the provisions of this Appendix A shall be deemed to be amended accordingly and shall be retroactive in effect, as so amended.

     5.2 Severability - The invalidity or unenforceability of any provision, in whole or in part, of this Appendix A for any reason shall not affect the validity or enforceability of any other provision hereof.




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